UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2018

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Retention Agreement

On March 28, 2018, the Compensation Committee of the Board of Directors of SunOpta Inc. (the “Company”) approved the terms and conditions of a Letter Agreement between the Company and Robert McKeracher, the Chief Financial Officer of the Company (the “Retention Agreement”). The Retention Agreement provides that if Mr. McKeracher voluntarily remains an employee of the Company through the later of (i) the date the Company’s Annual Report on Form 10-K for the fiscal year ending December 28, 2019 is filed with the Securities and Exchange Commission or (ii) March 31, 2020 (the latest of such dates to occur being referred to in the Retention Agreement as the “Retention Date”), he will receive a retention bonus equivalent to sixty percent (60%) of his annual base salary as of the Retention Date (the “Retention Bonus”). The Retention Bonus will be comprised of a 50% cash payment and 50% of a grant of Restricted Stock Units. The cash portion of the Retention Bonus, less all applicable withholdings, will be paid to Mr. McKeracher on the first regular payroll date following the Retention Date. The Restricted Stock Units will be issued within ten (10) days after the date of the Retention Agreement and will vest on the Retention Date if Mr. McKeracher is entitled to receive the Retention Bonus.

If the Company terminates Mr. McKeracher’s employment without Cause (as defined in the Retention Agreement) prior to the Retention Date, he will be paid the entire cash amount of the Retention Bonus on the first regular payroll date following the date of termination of his employment and his Restricted Stock Units will vest immediately as of the termination date of his employment. The Retention Agreement also provides that, on the Retention Date, Mr. McKeracher may elect to voluntarily terminate his employment and receive the severance payment as defined in his executive employment agreement with the Company dated October 10, 2011 (the “Severance Payment”). If Mr. McKeracher voluntarily terminates his employment with the Company at any time prior to or following the Retention Date, he will not be entitled to receive the Severance Payment. If the Company terminates Mr. McKeracher’s employment without Cause at any time prior to, on or following the Retention Date, he will be entitled to receive the Severance Payment.

The Retention Agreement further provides that if Mr. McKeracher elects to voluntarily terminate his employment on the Retention Date or the Company terminates his employment without Cause prior to, on or following the Retention Date, he will continue to be eligible for any payments earned or owing under the applicable Short-Term Incentive Plan (“STIP”) for (i) any earned but not yet paid STIP for the prior fiscal year; and (ii) a pro-rata portion of his 2018 or 2019 STIP based upon his termination date subject to a payout to senior leaders under the STIP for that year. In addition, the Retention Agreement provides that if Mr. McKeracher elects to voluntarily terminate his employment on the Retention Date (whether or not the Company elects to waive his resignation notice requirement) or the Company terminates his employment without Cause prior to, on or following the Retention Date (i) any long-term incentive grants awarded to him as of the date of the Retention Agreement shall continue to vest through May 24, 2020 and (ii) any vested options can be exercised through the earlier of the expiration date of the option or June 24, 2020.

The foregoing summary of the Retention Agreement is qualified in its entirety by the text of the Retention Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett

Jill Barnett
Vice President and General Counsel

Date:	March 30, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated March 28, 2018, between Robert McKeracher and SunOpta Inc.